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                                                                  EXHIBIT 23



                       Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to The Magna Group, Inc. Employee Stock Purchase Plan for the registration of 1,500,000 shares of its common stock, of our report dated January 18, 1995, with respect to the consolidated financial statements of Magna Group, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                            /s/ Ernst & Young LLP

St. Louis, Missouri
May 3, 1995